UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

HORIZON LINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 7.01. REGULATION FD DISCLOSURE

The disclosure contained in Item 8.01 is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

The 2006 annual meeting of stockholders of Horizon Lines, Inc. (the “Company”) was held on June 5, 2006. At the meeting, the stockholders voted to reelect three members of the Company’s Board of Directors, John K. Castle, Ernie L. Danner and James G. Cameron, as Class I directors, to serve for three-year terms or until their successors are duly elected and qualified.

In addition, at the meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 24, 2006.

Also, at the meeting, members of the Company’s senior management team delivered a slide presentation. A copy of the presentation, together with a reconciliation to GAAP of certain non-GAAP financial measures included therein, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein.

SAFE HARBOR STATEMENT

The discussion of our results of operations and financial condition contained in this Current Report on Form 8-K should be read in conjunction with our financial statements and notes thereto included in our filings made with the SEC. This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: our substantial debt; restrictive covenants under our debt; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job-related claims; liability under multiemployer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones Act competitor; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs; catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the aging of our vessels; unexpected substantial drydocking costs for our vessels; the loss of our key management personnel; actions by our controlling stockholder; and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Current Report on Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

This Current Report on Form 8-K includes the financial measures EBITDA, adjusted EBITDA, adjusted operating income, and adjusted net income which are non-GAAP financial measures. EBITDA is defined as net income plus interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and certain other adjustments. Adjusted operating income is defined as operating income adjusted to exclude unusual items. Adjusted net income is defined as net income adjusted to exclude unusual items. We acknowledge that there are limitations when using EBITDA, adjusted EBITDA, adjusted operating income or adjusted net income. EBITDA, adjusted EBITDA, adjusted operating income and adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to operating income as a measure of operating performance, to net income as a measure of earnings or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA, adjusted EBITDA, adjusted operating income and adjusted net income are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as tax payments and debt service requirements. Because all companies do not use identical calculations, these presentations of EBITDA, adjusted EBITDA, adjusted operating income, and adjusted net income may not be comparable to other similarly titled measures of other companies.

ITEM 9.01. EXHIBITS

(d) The following exhibits are being furnished herewith:

99.1    Presentation dated June 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: June 9, 2006	By:	/S/ M. MARK URBANIA
M. Mark Urbania
Senior Vice President, Chief Financial Officer
and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation dated June 5, 2006